Exhibit 10.30
FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into on April 10, 2020 (the “First Amendment Date”) by and between SOUTH LOOP 1, LLC, a Delaware limited liability company (“Landlord”), and PENUMBRA, INC., a Delaware corporation (“Tenant”).
RECITALS
A.Landlord and Tenant entered into that certain Lease dated September 3, 2019 (the “Lease”), with respect to certain premises known as 1310 Harbor Bay Parkway, Alameda, California, and as more particularly described in the Lease.
B.In light of the disruptions and potential delays that the COVID-19 pandemic (the “2020 Pandemic”) has caused and in anticipation of the potential for additional disruptions and delays, Landlord and Tenant have agreed to make certain amendments and modifications to the Lease in certain respects, and otherwise ratify all the terms, conditions and covenants as set forth therein.
AMENDMENT
NOW THEREFORE, in consideration of good and valuable consideration and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:
1.Defined Terms. All capitalized terms used but not defined in this First Amendment will have the meanings set forth for such terms in the Lease. All terms that are defined in this First Amendment and used in any provisions that are added to the Lease pursuant to this First Amendment will have the meanings set forth for such terms in this First Amendment.
2.Force Majeure Definition. The first sentence of Section 29.16 of the Lease is hereby amended to insert the words “epidemics or pandemics caused by communicable diseases” immediately following the words “terrorist acts”.
3.Required Performance Dates. Section 5.5 of the Tenant Work Letter, which was attached to the Lease as Exhibit B, is hereby deleted and replaced in its entirety with the following:
“5.5 Required Performance Dates.

(a) Tenant shall have the right to terminate the Lease if the Improvements are not Substantially Complete by the date that is one (1) year following the Scheduled Completion Date (defined below). In such event, Tenant shall have the right, within thirty (30) days thereafter, to deliver a notice to Landlord (a “Termination Notice”) electing to terminate the Lease effective as of the date that is thirty (30) days following the delivery of such Termination Notice; provided, however, that if the Improvements are Substantially Complete within such thirty (30) day period, then the Termination Notice shall be null and void and the Lease shall remain in effect. The “Scheduled Completion Date” shall mean the scheduled completion date for the Improvements set forth in the construction schedule approved (or deemed approved) by Tenant pursuant to Section 3.2 (as such date may be extended for (i) Tenant Delays, and (ii) Force Majeure (as defined in Lease) up to a maximum of sixty (60) days of delay due to Force Majeure, provided, however, that (a) a ninety (90) day maximum for Force Majeure delays shall

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apply if such delay is due to acts of God, acts of war, terrorist acts, governmental actions, civil commotions, earthquakes, floods, fire or other casualty that have a material impact on the project schedule, and (b) there shall be no such maximum for Force Majeure delays due to epidemics or pandemics caused by communicable diseases such as, but not limited to, the 2020 Pandemic).

(b)In addition, in the event that the Improvements are not Substantially Complete by the date that is forty-five (45) days following Scheduled Completion Date (as such date may be extended pursuant to Section 5.5(a) above), the Rent Commencement Date shall be postponed for a period equal to one (1) day for each day after the date that is forty-five (45) days following the Scheduled Completion Date until the Improvements are Substantially Completed, and no Base Rent shall be due for such period of time following the Lease Commencement Date until the extended Rent Commencement Date.”

4.Progress Schedule. The Progress Schedule that was attached as Schedule 2 to the Tenant Work Letter, which was attached to the Lease as Exhibit B, contained errors, and is hereby deleted and replaced in its entirety with the Progress Schedule attached hereto as Schedule 2 (the “Corrected Progress Schedule”). The parties acknowledge and agree that the Corrected Progress Schedule does not account for the 2020 Pandemic, and that as detailed in the letter from Landlord to Tenant dated March 19, 2020, the 2020 Pandemic may affect the construction of the Improvements. Tenant acknowledges that, as a result of the 2020 Pandemic, a Force Majeure event has occurred and began on March 17, 2020. Tenant further acknowledges and agrees that, in addition to the provisions contained in Sections 1.4 and 3.2 of the Tenant Work Letter regarding changes to the Progress Schedule, the Progress Schedule will need to be revised in response to the 2020 Pandemic.
5.Damage and Destruction. The last sentence of Section 11.2 of the Lease is hereby deleted and replaced in its entirety with the following:
“In addition, if restoration is not substantially complete on or before the later of (i) the date that occurs fifteen (15) months after the date of discovery of the damage, and (ii) the date that occurs ninety (90) days after the expiration of the estimated period of time to substantially complete such restoration, as set forth in Landlord’s Completion Notice (the “Outside Restoration Date”), which Outside Restoration Date shall be extended to the extent of any delays (x) caused by Tenant or (y) caused by Force Majeure (up to a maximum of sixty (60) days of additional delay due to Force Majeure, provided that there shall be no such maximum for Force Majeure delays due to epidemics or pandemics caused by communicable diseases such as, but not limited to, the 2020 Pandemic), then Tenant shall have the additional right during the first ten (10) business days following the Outside Restoration Date until such repairs are complete, to terminate this Lease by delivery of written notice to Landlord (the “Damage Termination Notice”), which termination shall be effective on a date specified by Tenant in such Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days, nor greater than thirty (30) days, following the date such Damage Termination Notice was delivered to Landlord.”

6.Whole Agreement. This First Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements with respect thereto. Except as amended herein, or in a future writing signed by both parties, there shall be no other changes or modifications to the Lease between the parties and the Lease and the terms and provision contained therein shall remain in full force and effect. The terms of this First Amendment will control over any conflicts between it and the terms of the Lease.
7.Successors and Assigns. This First Amendment shall be binding upon the parties hereto, their heirs, successors and assigns.

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8.Ratification. Except as amended by this First Amendment, the Lease has not been amended, and the parties ratify and confirm the Lease, as amended by this First Amendment, as being in full force and effect.
9.Counterparts; Electronic Execution. This First Amendment may be executed in counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one agreement. Executed copies hereof may be delivered by email or other electronic means, and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

[Signatures appear on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the First Amendment Date.
LANDLORD:

SOUTH LOOP 1, LLC,
a Delaware limited liability company

By: North and South Loop, LLC,
a Delaware limited liability company,
its sole member

By: North Loop 3 Manager, LLC,
a Delaware limited liability company,
its managing member

By:    /s/ Joseph Ernst_________________
Name: Joseph Ernst__________________
Title: Manager______________________

TENANT:

PENUMBRA, INC.,
a Delaware corporation
By:     _________ ____________________
Name:    ______________________________
Title:     ______________________________

By:     _________ ____________________
Name:    ______________________________
Title:     ______________________________

First Amendment – Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the First Amendment Date.
LANDLORD:

SOUTH LOOP 1, LLC,
a Delaware limited liability company

By: North and South Loop, LLC,
a Delaware limited liability company,
its sole member

By: North Loop 3 Manager, LLC,
a Delaware limited liability company,
its managing member

By:    ____________ _________________
Name:____________________________
Title: _____________________________

TENANT:

PENUMBRA, INC.,
a Delaware corporation
By: /s/ Adam Elsesser_______________
Name:    Adam Elsesser__________________
Title:    Chief Executive Officer___________
By:    /s/ Johanna Roberts______________
Name:    Johanna Roberts_________________
Title:    EVP and General Counsel__________
First Amendment – Signature Page